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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 2, 2002
(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada (State or Incorporation)	95-2557091 (I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5.    Other Events.

        In late November 2002, two subsidiaries of Tenet Healthcare Corporation (the "Company") indicated their intent to sell 8,301,067 shares of Ventas, Inc. ("Ventas") common stock (the "Ventas Stock") owned by them and thus beneficially owned by the Company. The Company contacted Ventas concerning the proposed sale by those subsidiaries of the Ventas Stock. Following discussions, Ventas agreed to file a shelf registration statement with the Securities and Exchange Commission (the "SEC") relating to the Ventas Stock.

        On December 2, 2002, Ventas filed a shelf registration statement with the SEC relating to the Ventas Stock. When that registration statement is declared effective, the Company's subsidiaries may offer and sell the Ventas Stock, from time to time, on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Those sales may be at fixed or negotiated prices and may be made through underwriters or dealers. The Company's subsidiaries will pay any brokerage commissions and discounts attributable to the sale of the Ventas Stock.

        The Company obtained beneficial ownership of its Ventas shares through a series of transactions. In 1990, the Company spun off its then wholly owned subsidiary, The Hillhaven Corporation ("Hillhaven"), retaining approximately fourteen percent (14%) of Hillhaven's common stock. In 1998, Hillhaven was acquired by Ventas. In connection with that acquisition, the two subsidiaries of the Company that previously owned the Hillhaven shares received the 8,301,067 shares of the Ventas Stock they now intend to sell. The Company's cost of those shares was $150.1 million, or $18.08 per share. The closing price of Ventas common stock on the New York Stock Exchange was $12.50 per share on November 29, 2002, the last trading day of the Company's quarter ended November 30, 2002.

        Prior to its quarter ended November 30, 2002, the Company classified this investment as available for sale and accordingly adjusted the carrying value of the shares to market value at the end of each accounting period through a credit or charge, net of income taxes, to other comprehensive income. Because of the Company's decision to sell the Ventas Stock, it no longer possesses the intent to hold the investment and the Company will record a write-down accounted for as a loss of approximately $46 million ($29 million net of taxes) in its quarter ended November 30, 2002.

        The Company's total comprehensive income and shareholders equity at the end of the quarter ended November 30, 2002, and for the period then ended, will not be significantly affected by its decision to sell the Ventas Stock. The loss will be a non-cash book loss. The Company will receive cash proceeds from the sales of the shares.

        Although the Company cannot assure you that it will sell all or any portion of the Ventas Stock in sales pursuant to the registration statement or predict the timing of any such sales or the prices at which such shares would be sold, the Company intends to sell the Ventas Stock and may sell the Ventas Stock otherwise than pursuant to the registration statement.

        This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the Ventas Stock.

ITEM 7.    Financial Statements And Exhibits.

    None.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ STEPHEN D. FARBER Stephen D. Farber Chief Financial Officer

Date: December 2, 2002

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  ITEM 5. Other Events.
  ITEM 7. Financial Statements And Exhibits.
SIGNATURE